                                                Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333 - 103073

                          PROSPECTUS SUPPLEMENT NO. 1
                      (TO PROSPECTUS DATED MARCH 6, 2003)

                            SKYWORKS SOLUTIONS, INC.

                                  $230,000,000
                 4.75% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                              AND THE COMMON STOCK
                        ISSUABLE UPON CONVERSION OF THE
                      4.75% CONVERTIBLE SUBORDINATED NOTES

This prospectus supplement relates to resales by selling securityholders of our 4.75% Convertible Subordinated Notes due November 15, 2007 and our common stock issuable upon conversion of the notes.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated March 6, 2003, including any amendments or supplements thereto.

                   ------------------------------------------

   INVESTING IN THE NOTES OR THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION
                        INVOLVES A HIGH DEGREE OF RISK.
            SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS.

                   ------------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in the table appearing under the heading "Selling Securityholders" in the prospectus is amended by adding the information below with respect to securityholders not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to securityholders previously listed in the prospectus or in any amendments or supplements thereto that are listed below:


                             SELLING SECURITYHOLDERS


                                                                                                                    # OF SHARES OF
                                                                                                                  COMMON STOCK TO BE
                                  PRINCIPAL AMOUNT                      # OF SHARES OF                            BENEFICIALLY OWNED
                                    OF NOTES                             COMMON STOCK                              AFTER COMPLETION
                                   BENEFICIALLY       PERCENTAGE OF    BENEFICIALLY OWNED     # OF SHARES OF       OF OFFERING AND %
                                 OWNED THAT MAY BE        NOTES          PRIOR TO THE        COMMON STOCK THAT     OF COMMON STOCK
NAME OF SELLING SECURITYHOLDER        SOLD ($)         OUTSTANDING        OFFERING            MAY BE SOLD (1)       OUTSTANDING (2)
------------------------------        --------         -----------        --------           ---------------       ---------------


Banc of America Securities
LLC ......................            6,400,000            2.78%            707,143              707,143               *

Salomon Smith Barney
Inc. .....................            1,500,000            0.65%            165,736              165,736               *


           The date of this prospectus supplement is April 4, 2003.